Exhibit 99.9

Charming Medical Limited

Units 1803-1806, 18/F, Hang Lung Centre

2-20 Paterson Street, Causeway Bay, Hong Kong

May 27, 2025

VIA EDGAR

Division of Corporation Finance

Office of Industrial Applications and Services

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C., 20549

Re:	Charming Medical Limited
Registration Statement on Form F-1 (File No.: 333-287258)
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Charming Medical Limited, a foreign private issuer organized under the laws of the British Virgin Islands (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration statement on Form F-1, as amended, initially filed on May 14, 2025 (the “Registration Statement”) relating to a proposed initial public offering and listing in the United States of the Company’s Class A Ordinary Shares.

The Registration Statement contains audited consolidated financial statements for the two years ended March 31, 2024 and March 31, 2023, in each case prepared in accordance with accounting principles generally accepted in the United States of America, and unaudited interim financial statements for the six months ended September 30, 2024.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended March 31, 2025 will be available until late June 2025.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact me if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

Charming Medical Limited

/s/ Kit Wong
Name:	Kit Wong
Title:	Chief Executive Officer and Chairman of the Board